SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 28, 2005, by and among Minrad International, Inc., a Delaware corporation (the "Company"), and the investors listed on the Schedule of Buyers attached hereto as a buyer subsequent to June 21, 2005 (individually, a "Buyer" and collectively, the "Buyers").

        WHEREAS:

        A.    The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

        B.    Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company's Series A Convertible Preferred Stock, $0.25 par value per share (the "Preferred Stock") set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "Shares"), convertible into that number of additional shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock") set forth opposite such Buyer's name in column (3a) on the Schedule of Buyers attached hereto (which aggregate number for all Buyers shall be 612,500 shares of Common Stock) (as converted, collectively, the "Conversion Shares"), having the rights, restrictions, privileges and preferences as set forth in the form of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designations") attached hereto as Exhibit G and (ii) Series R Warrants, in substantially the form attached hereto as Exhibit A (the "Warrants"), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers attached hereto (which aggregate number for all Buyers shall be 306,500 shares of Common Stock) (as exercised, collectively, the "Warrant Shares"). As indicated on the Schedule of Buyers, certain of the other buyers have purchased Preferred Stock on June 10, 2005 and on June 21, 2005.

        C.    The Shares may be entitled to dividends, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the "Dividend Shares").

        D.    On or prior to the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time in accordance with its terms, the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Shares, Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

        E.    The Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

        NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

        1. PURCHASE AND SALE OF SHARES AND WARRANTS.

            (a) Purchase of Shares and Warrants.

                (i) Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (A) that number of Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (B) one or more Series R Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

                (ii) Purchase Price. The aggregate purchase price for the Shares and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (6) of the Schedule of Buyers.

            (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer (A) the Shares (represented by one or more certificates in the number and denominations as such Buyer shall request) which such Buyer is then purchasing, (B) the Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (C) the Closing Exercise Shares (represented by one or more certificates in the number and denominations as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

            (c) Closing. The date and time (the "Closing Date") of the consummation of the transactions contemplated by Section 1(a)(ii) above for Subsequent Buyers (the "Closing") shall be on or before July 1, 2005, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and holders of at least a majority of the Shares issued and, prior to the Closing, issuable hereunder (the "Majority Buyers"), KeyBanc Capital Markets, a division of McDonald Investments Inc. ("KeyBanc"), and Chadbourn Securities, Inc. ("Chadbourn"), in their capacity as agents of the Company in connection with the sale of the Shares and Warrants contemplated hereby (each a "Co-Placement Agent" and collectively, the "Co-Placement Agents") at the offices of Hodgson Russ LLP. For purposes of this Agreement, "Business Day" means any day other than Saturday, Sunday or other day on which the Commission is closed or commercial banks in the City of New York are authorized or required by law to remain closed.

        2. BUYERS' REPRESENTATIONS AND WARRANTIES.

                Each Buyer represents and warrants with respect to only itself that:

                (a) No Sale or Distribution. Such Buyer (i) is acquiring the Shares, (ii) upon conversion of the Shares owned by it, will acquire the Conversion Shares then issuable, (iii) upon payment of any Dividend Shares (as defined in the Certificate of Designations), will acquire such Dividend Shares, (iv) is acquiring the Warrants and, (v) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case for its own account for investment only, not as nominee or agent, and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.

                (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer,

(B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                (g) Legends. Such Buyer understands that, until such time as the resale of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities will be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

                (h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                (i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

                (j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

                (k) Transfers to Company Employees. As of the date hereof, such Buyer does not have any agreement or arrangement to transfer any of the Securities to any of the Company's officers, directors, employees or consultants or any affiliate entities of such Person.

                (l) Agent Fees. That no fees, commissions, or other payments are or will be payable to any broker, finder, placement agent, or intermediary acting on behalf of such Buyer for actions relating to or arising out of the transactions contemplated by this Agreement, including, without limitation, any fees or commissions payable to such Buyer's agents.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to each of the Buyers that:

                (a) Organization and Qualification.

                    (i) The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns outstanding capital stock or holds an equity or similar interest representing the outstanding equity or similar interest of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 3(a). Schedule 3(a) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

                (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Certificate of Designations and any other certificate, instrument or document contemplated hereby or thereby (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and the Warrants, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion thereof, the reservation for issuance and the issuance of the Dividend Shares issuable thereon, and the Warrant Shares issuable upon exercise of the Warrants, respectively, have been duly authorized by the Company's Board of Directors and, other than the filings specified in Section 3(e), no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Certificate of Designations has been filed on or prior to the Closing Date with the Secretary of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not be amended unless in compliance with its terms.

                (c) Issuance of Securities. The issuance of the Shares and the Warrants are duly authorized, and upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof (other than transfer restrictions imposed by the 1933 Act), and the Shares shall be entitled to the rights and preferences as set forth in the Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (i) 130% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the Shares (assuming a Conversion Price (as defined in the Certificate of Designations) equal to the arithmetic average of the Weighted Average Price (as defined in the Certificate of Designations) of the Common Stock over the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the Closing Date), (ii) 130% of the number of Dividend Shares issuable pursuant to the terms of the Certificate of Designations and (iii) 130% of the number of shares of Common Stock issuable upon exercise of the Warrants. Upon issuance, conversion or exercise in accordance with the Shares or the Warrants, as the case may be, the Conversion Shares, the Dividend Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof (other than transfer restrictions imposed by the 1933 Act), with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                (d) No Conflicts. Except as set forth in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Shares and the Warrants, and reservation for issuance and issuance of the Conversion Shares, the Dividend Shares and the Warrant Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations, bylaws or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect.

                (e) Consents. Except as set forth in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Except as set forth in Schedule 3(e), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. As used in this Agreement, "knowledge" of the Company and its Subsidiaries (as hereafter defined) means to the knowledge of the principal executive officers of the Company identified in the SEC Documents (as hereafter defined) after due inquiry.

                (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is: (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                (g) No General Solicitation; Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Except as set forth on Schedule 3(g) hereto, the Company has not engaged any investment advisor, placement agent or other agent in connection with the sale of the Securities.

                (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                (i) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants and the number of Conversion Shares issuable upon conversion of the Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the

Warrant and Conversion Shares upon conversion of the Shares in accordance with this Agreement and the Certificate of Designations, and the Warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                (j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (each "Rights Plan").

                (k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). Except for those portions of exhibits to documents filed with the Commission with respect to which the Company requested confidential treatment under the rules of the Commission, the Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All such financial statements filed with the Commission subsequent to December 16, 2005 have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All such financial statements filed with the Commission prior to December 16, 2004 have been prepared in accordance with generally accepted accounting principles, consistently applied, during the period involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) except to the extent that any failure to meet the requirements of generally accepted accounting principles or fairly present the financial position or results of operations of the Company will not have a Material Adverse Effect.

                (l) Absence of Certain Changes. Other than as set forth in the SEC Documents or as set forth in Schedule 3(l), since the date of the Company's most recent SEC Documents, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)) (other than any future lease liabilities as such exist on the date hereof), (ii) the Person is unable to pay its debts and liabilities (other than any future lease liabilities as such exist on the date hereof), subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts (other than any future lease liabilities as such exist on the date hereof) that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

                (m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

                (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock in the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2004, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) except as provided in Schedule 3(n), trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as provided in Schedule 3(n), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                (p) Sarbanes-Oxley Act. Except as set forth in Schedule 3(p), the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

                (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof or not required to be disclosed under the rules of the Commission, and other than the grant of stock options or restricted stock disclosed on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                (r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof, 28,334,040 are issued and outstanding, 7,220,500 shares are reserved for issuance pursuant to the Company's stock option plan and Director Compensation Plan, and 5,550,392 shares are reserved for issuance upon exercise of warrants (other than the Warrants), and 1,428,571 are reserved for issuance pursuant to securities (other than the aforementioned options, shares, warrants, the Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, $0.25 par value per share, of which as of the date hereof none of which is issued and outstanding (other than the Preferred Stock as indicated on the attached Schedule of Buyers). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto to the extent not available on the Edgar System.

                (s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries: (i) has any material outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

                (t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors. Schedule 3(t) sets forth the details of any such litigation.

                (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for companies of a similar size in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                (v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 3(v), the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters except a would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                        (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                (w) Title. Except as set forth in Schedule 3(w), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and material defects except such as would not materially affect the value of such property to, or materially interfere with the use made and proposed to be made of such property by, the Company and its Subsidiaries taken as a whole. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                (x) Intellectual Property Rights. Except as set forth in Schedule 3(x), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, "Intellectual Property Rights"), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. Except as set forth in Schedule 3(x), none of the Company or any of its Subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person or has knowledge that the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company's knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property Rights that if proven would have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                (z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

                (aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject when and as due, except where applicable extensions have duly filed, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no knowledge of a valid basis for any such claim.

                (bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Schedule 3(bb), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 promulgated under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

                (cc) Form SB-2 Eligibility. The Company is eligible to register the Shares, the Conversion Shares, Warrants and the Warrant Shares for resale by the Buyers using Form SB-2 promulgated under the 1933 Act.

                (dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

                (ee) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, taken as a whole, furnished by or on behalf of the Company, including, without limitation, the Amended and Restated Private Placement Memorandum of the Company dated May 6, 2005, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                (ff) Independent Accountants. Freed Maxick & Battaglia, CPAs, PC, who have certified the consolidated financial statements of the Company as of December 31, 2004, are independent public accountants within the meaning of the 1933 Act, the 1934 Act and the standards and rules of the Public Company Accounting Oversight Board.

                (gg) Investment Company. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                (hh) Acknowledgement Regarding Buyers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares, Dividend Shares and Warrant Shares deliverable with respect to the Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.

                (ii) The Company and each of the Subsidiaries are conducting their business in compliance with the rules and regulations of the United States Food and Drug Administration (the "FDA") and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgments of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. To the Company's knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or any other federal, state, local or foreign governmental bodies that involve or effect the Company or any of the Subsidiaries which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

        4. COVENANTS

                (a) Best Efforts; Conversion Cooperation. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                (c) Reporting Status. From the Closing Date until the date when no individual Investor (as defined in the Registration Rights Agreement) shall continue to hold at least one million shares of Common Stock held directly and with respect to the Shares on an as converted basis (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings, except that the Reporting Period shall terminate upon the approval of a Fundamental Transaction (as defined in the Warrants).

                (d) Use of Proceeds. The Company will use the net proceeds from the sale of the Securities (after payment of all placement agent fees and other costs and expenses of the offering) (1) to expand its anesthesia and analgesia plant in Bethlehem, Pennsylvania, (2) to launch and support its new real-time image guidance products, (3) to develop its conscious sedation system, (4) to repay $1.1 million of demand notes issued to Wachovia Bank, N.A. and bearing interest at the lender's monthly LIBOR rate, plus 1.25%, (5) to repay $500,000 of other outstanding obligations and (6) for other working capital and general corporate purposes. The Company will not use the proceeds from the sale of the Securities for the redemption or repurchase of any of its equity securities.

                (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period provided that the following does not constitute material, nonpublic information, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any fiscal quarter, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act.

                (f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares, the Dividend Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed

(subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

                (g) Fees. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee or warrant agent, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Conversion Shares and Warrant Shares on any securities exchange or inter-dealer quotation system, (D) related to any filing with the National Association of Securities Dealers, Inc. ("NASD"), (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not the Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

                (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                (i) Disclosure of Transactions and Other Material Information. If required by the rules of the SEC, on or before 8:30 a.m., New York time, on the fourth Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Certificate of Designations, the form of each of the Warrants and the Registration Rights Agreement) as exhibits to such filing, which Form 8-K shall be in form and substance reasonably acceptable to the Majority Buyers (including all attachments, the

"Initial 8-K Filing"). If required by the rules of the SEC, on or before 8:30 a.m., New York time, on the second Business Day following the date of any material amendment to the terms set forth in this Agreement as described in the Initial 8-K Filing, the Company shall file a Current Report on Form 8-K describing the terms of such amendment or modification in the form required by the 1934 Act and attaching any material transaction documents, as entered into, prepared, modified or amended, as exhibits to such filing (including all attachments, an "Amending 8-K Filing"). If required by the rules of the SEC, on or before 8:30 a.m., New York time, on the second Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the Closing and disclosing any previously undisclosed material, nonpublic information in the form required by the 1934 Act and attaching any material transaction documents not previously filed as exhibits to such filing (including all attachments, the "Final 8-K Filing", and collectively with the Initial 8-K Filing and all Amending 8-K Filings, the "8-K Filings"). If an Initial 8-K Filing has not yet been filed when a Final 8-K Filing may be made, the Initial 8-K Filing and the Final 8-K Filing may be combined in one filing. From and after the filing of the Final 8-K Filing with the SEC (or, if such a filing is not required, the date when such a filing would have been required), no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filings. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Initial 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Majority Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer's express written consent unless required by applicable law and regulations).

                (j) Additional Shares; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Shares the Company will not issue any Shares other than to the Buyers as contemplated hereby or in accordance with Section 4(n) regarding the sale and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations. For so long as 25% or more of the Shares or Warrants (including all Shares and Warrants related to Preferred Stock as contemplated by Section 4(n)) remain outstanding the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Share is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Shares or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Certificate of Designations) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Share or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Shares, and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

                (k) Corporate Existence. So long as any Buyer beneficially owns Shares and Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations and Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and Warrants.

                (l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (1) 130% of the number of shares of Common Stock issuable upon conversion of the issued and outstanding Shares, (2) 130% of the number of Dividend Shares issuable pursuant to the terms of the Shares and (3) 130% of the number of shares of Common Stock issuable upon exercise of the issued and outstanding Warrants.

                (m) Conduct of Business.

                    (i) Except as described in the SEC Documents, unless set forth in Schedule 4(m) or the Company shall otherwise agree in writing with the Majority Buyers (such agreement not to be unreasonably withheld) and except as expressly contemplated by the Transaction Documents, during the period from the date of this Agreement to the Closing Date, the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and the Company shall, and it shall cause its Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all Persons with whom it does business and

                    (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

                (1) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                (2) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of capital stock of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the date of this Agreement in accordance with their present terms;

                (3) hire any executive officer of the Company;

                (4) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                (5) (a) create, incur or assume any debt, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Subsidiary); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice; or (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (v);

                (6) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

                (7) enter into or commit to enter into any material transaction, material monetary commitment or capital expenditure or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

                (8) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire all or substantially all of the assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of the business of the Company);

                (9) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $250,000 in the aggregate;

                (10) fail to use its commercially reasonable efforts to comply in all material respects with any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company permits necessary for, or otherwise material to, such business; or

                (11) agree or commit to do any of the foregoing.

                    (iii) Notwithstanding the forgoing, to the extent that any of the foregoing shall constitute material, nonpublic information, before seeking the Buyers' consent hereunder, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

                (n) Additional Issuances of Securities. The Company agrees not to, directly or indirectly, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to any shares of Common Stock or Preferred Stock of the Company, or any securities convertible into or exercisable or exchangeable for, Common Stock of the Company until the date on which the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission, except for (1) the issuance and sale of Warrant Shares upon the exercise of Warrants, (2) grants of options to purchase Common Stock under the Company's current stock option plans and shares of Common Stock issued upon the exercise of stock options issued under such stock option plans, (3) shares of Common Stock to be issued under the Company's 2005 Directors Compensation Plan, as described in the Company's 2005 Proxy Statement, (4) warrants to purchase 50,000 shares of Common Stock to be issued to Kevin Kimberlin Partners L.P. on the first day of each month that its guarantee of a note payable to Wachovia Bank, NA, is in effect, (5) shares of Common Stock issuable upon conversion of up to $2.5 million of outstanding convertible promissory notes at $1.75 per share, and (6) the issuance and sale of (A) additional shares of Preferred Stock at a price of $1,000 per share and at an aggregate purchase price not to exceed the amount, if any, by which $15,000,000 exceeds the aggregate Purchase Price paid by all Investors under this Agreement together with the Purchase Price of all other Buyers indicated on the attached Schedule of Buyers, (B) warrants to purchase an amount of Common Stock equal to 250% of the aggregate amount of Preferred Stock issued in any transaction described in (6)(A) above, upon the same terms as the Warrants, and (C) any shares of Common Stock issued upon the exercise of the warrants described in (6)(B) above. The Company will use reasonable efforts to cause each of its directors and executive officers to enter into similar agreements with the Co-Placement Agents.

                (o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) promulgated under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                (p) Integration. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.

                (q) Notification of Certain Matters. The Company shall give prompt notice to each Buyer if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person (including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by the Transaction Documents; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

                (r) Access and Information. Between the date of this Agreement and the Closing Date, the Company will give, and shall direct its accountants and legal counsel to give, each Buyer and their respective authorized representatives (including, without limitation, its financial advisors, accountants, consultants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers and other employees promptly to furnish such Buyer with (a) such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Buyer may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NASD; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such access or information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

                (s) Sales by Officers and Directors. Until 180 Trading Days after the Closing Date, the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act.

                (t) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

        5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

                (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Shares and the Warrants, in which the Company shall record the name and address of the Person in whose name the Shares and the Warrants have been issued (including the name and address of each transferee), the number of Shares and Warrant Shares issuable upon conversion of the Shares and the exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

                (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s) or transferee, for the Securities issued at the Closing, upon conversion of the Shares, or upon exercise of the Warrants or transfer of the Warrants, in such amounts as specified from time to time by each Buyer to the Company upon exercise or transfer of the Warrants in the form of Exhibit C attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            (a) Shares and the Warrants. The obligation of the Company hereunder to issue and sell the Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                (iv) Each Buyer shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

        7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            (a) Closing Date. The obligation of each Buyer hereunder to purchase the Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (i) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer (1) each of the Transaction Documents, (2) one or more certificates representing the Shares (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, and (3) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement,.

                (ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                (iii) Each Buyer shall have received the opinions of Hodgson Russ LLP, the Company's outside counsel, dated as of the Closing Date, substantially covering the matters set forth in Exhibit D-1 attached hereto.

                (iv) This section is intentionally omitted.

                (v) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and of Minrad Inc. in their respective jurisdictions of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 20 days of the Closing Date.

                (vi) The Company shall have delivered to such Buyer a certificate evidencing the Company's and Minrad Inc.'s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and Minrad Inc. conducts business, as of a date within 30 days of the Closing Date.

                (vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 15 days of the Closing Date.

                viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (y) the Certificate of Incorporation, as amended and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

                (ix) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects and other than as affected by the sale of Shares to Buyers on June 10, 2005 and June 21, 2005) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by a duly authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7 of this Agreement and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

                (x) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                (xi) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within 15 days of the Closing Date.

                (xii) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                (xiii) The Certificate of Designations in the form attached as Exhibit A shall have been filed on or prior to the Closing Date with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

                (xiv) The Company shall have obtained all other governmental, regulatory or third party consents and approvals, if any, necessary to be obtained for the sale of the Securities.

                (xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

        8. TERMINATION.

            This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written agreement of the Company and the Majority Buyers;

            (b) by the Majority Buyers, if the Company executes an agreement, letter of intent, memorandum of understanding or otherwise accepts a proposal or offer from any Person (other than the Majority Buyers) regarding any Competing Transaction;

            (c) by either the Company or the Majority Buyers if any Person shall have issued an order, decree, or ruling that permanently restrains, enjoins, or otherwise prohibits consummation of the transactions contemplated hereby;

            (d) by the Company, (A) upon a material breach of any covenant or agreement on the part of the Majority Buyers set forth in this Agreement or if any representation or warranty of the Majority Buyers set forth in this Agreement shall not be true and correct, except to the extent that such breach of a covenant or agreement or untrue or incorrect representation or warranty does not affect the fulfillment of the conditions set forth in Section 7 or cause the representations and warranties of the Majority Buyers not to have been have been true and correct in all material respects on the date hereof and the Closing Date (a "Terminating Buyer Breach"); provided, that such Terminating Buyer Breach shall not have been waived by the Company or, to the extent curable, cured within the earlier of 30 days after written notice of such Terminating Buyer Breach is given to such breaching Buyers by the Company or the Drop

Dead Date (as defined below); or (B) if any condition to the Company's obligations to close at the Closing set forth in Section 6 is or becomes impossible to fulfill (other than because of the failure of the Company to comply with its obligations under this Agreement or any Transaction Document), and the Company has not waived such condition;

            (e) by the Majority Buyers, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, except to the extent that such breach of a covenant or agreement or untrue or incorrect representation or warranty does not constitute a Material Adverse Effect, such that the conditions set forth in Section 7 would not be satisfied or the representations and warranties of the Company shall not have been true and correct in all material respects on the date hereof (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been waived by the Majority Buyers or, to the extent curable, cured within the earlier of 30 days after written notice of such Terminating Company Breach is given to the Company by the Majority Buyers or the Drop Dead Date; or (B) if any condition to the Majority Buyers' obligations to close at the Closing set forth in Section 7 is or becomes impossible to fulfill (other than because of the failure of any such Buyer to comply with its obligations under this Agreement or any Transaction Document), and the Majority Buyers have not waived such condition;

            (f) by the Majority Buyers, upon any Voluntary Bankruptcy or Involuntary Bankruptcy of the Company or its Subsidiaries or any action in furtherance of any Voluntary Bankruptcy or Involuntary Bankruptcy. For the purpose of this Agreement:

                (i) "Voluntary Bankruptcy" shall mean, with respect to any Person, (a) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (c) corporate action taken by such Person to authorize any of the actions set forth above; and

                (ii) "Involuntary Bankruptcy" shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation or the filing of any such petition against such Person which order or petition shall not be dismissed within 30 days or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 30 days; and

            (g) by either the Company or the Majority Buyers, if the Closing Date has not occurred by June 30, 2005 (the "Drop Dead Date").

        9. Effect of Termination. If this Agreement is terminated by any party pursuant to Section 8 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this Section 9; provided, however, that any termination of this Agreement shall not relieve any party hereto from any liability for any breach of any provisions of this Agreement. This Section 9 shall survive termination of this Agreement in accordance with its terms.

        10. MISCELLANEOUS.

            (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Majority Buyers, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                        If to the Company:

Minrad International, Inc.
847 Main Street
Buffalo, New York 14203
Attention: Chief Executive Officer
Fax: (716) 855-1078

                        With a copy (for informational purposes only) to:

Hodgson Russ LLP
One M&T Plaza
Suite 2000
Buffalo, New York 14203

Attention: Ward Hinkle, Esq.
Fax: (716) 849-0349

                        If to the Transfer Agent:

American Stock Transfer and Trust Company

59 Maiden Lane

New York, New York 10038

Telephone: 718-921-8116

Facsimile: 718-921-8143

Attention: Anthony Foti

        If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers. with copies to such Buyer's representatives as set forth on the Schedule of Buyers,or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subsequent purchasers of the Shares or the Warrants or, upon the exercise of the Warrants, the Warrant Shares, other than pursuant to an effective registration statement with respect thereto. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Buyers, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. In addition to the foregoing, the Company acknowledges that any of the Buyers may assign and transfer some of the rights and obligations in connection with the purchase of the Securities prior to Closing to other Buyers, which Buyers shall become party hereto by execution of a signature to this Agreement and by updating of the Schedule of Buyers hereto in which case such assignee shall be deemed a Buyer for all purposes hereunder as if such assignee executed this Agreement on the date hereof.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

            (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) Remedies; Rescission and Withdrawal. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this

Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part, in accordance with the terms of the Transaction Documents, without prejudice to its future actions and rights.

            (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MINRAD INTERNATIONAL, INC.

By:
Name: Title:

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SDS CAPITAL GROUP SPC, LTD.

By:
Name: Steve Derby Title: Managing Director

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CAMOFI MASTER LDC

By:
Name: Title:

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Name: Eric McAfee

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Name: Laird Cagan

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CORSAIR CAPITAL PARTNERS, LP.

By:
Name: Title:

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CORSAIR CAPITAL INVESTORS, LTD.

By:
Name: Title:

        IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CORSAIR CAPITAL PARTNERS 100, LP

By:
Name: Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(3a)	(4)	(6)	(7)

Buyer	Address and Facsimile Number	Aggregate Number of Shares	Number of Conversion Shares	Number of Series R Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number
Rubicon Master Fund	c/o Rubicon Fund Management LLP 103 Mount St. London W1K2TJ United Kingdom Facsimile No.: +44 207-074 4280 Telephone No.: +44 207 074 4299 Attn: William Callanan	4,000	2,000,000	1,000,000	$4,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Peter J. Halasz, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2238
Crestview Capital Master LLC	95 Revere Drive, Suite A Northbrook, IL 60062 Facsimile: 847.559.5807 Attn: Adam Blonsky	2,000	1,000,000	500,000	$2,000,000	N.A.
Enable Growth Partners LP	One Ferry Building Suite 255 San Francisco, CA 94111 Facsimile No.: (416) 677-1580 Attn: Brendan O'Neil	370	185,000	92,500	$370,000	N.A.
Enable Opportunities Partners LP	One Ferry Building Suite 255 San Francisco, CA 94111 Facsimile No.: (416) 677-1580 Attn: Brendan O'Neil	65	32,500	16,250	$65,000	N.A.
Spencer Trask Illumination Fund, LLC	535 Madison Avenue 18th Floor New York, NY 10022 Facsimile No.: (212) 888-9103	250	125,000	62,500	$250,000	William P. Dioguardi 535 Madison Avenue 18th Floor New York, NY 10022 Facsimile No.: (212) 888-9103 Telephone: (212) 418-8552
International Capital Advisory, Inc.	40 Bassano Road Toronto, ON Canada M2N2K1 Facsimile No.: (416) 222-0236 Attn: Morrie Tobin	140	70,000	35,000	$140,000	N/A
(1)	(2)	(3)	(3a)	(4)	(6)	(7)

Buyer	Address and Facsimile Number	Aggregate Number of Shares	Number of Conversion Shares	Number of Series R Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number
Laird Cagan	10600 North DeAnza Blvd. Suite 250 Cupertino, CA 95014 Facsimile No.: (408) 904-6085	105	52,500	26,250	$105,000	N/A
Eric McAfee	10600 North DeAnza Blvd. Suite 250 Cupertino, CA 95014 Facsimile No.: (408) 904-6085	105	52,500	26,250	$105,000	N/A
TOTAL for June 10, 2005 Buyers		7,035	3,517,500	1,758,750	$7,035,000
Buyers on June 21, 2005:
Michael Toibb	6355 Topanga Canyon Blvd Suite 335 Woodland Hills, CA 91367 Fax no. (818) 883-0858	50	25,000	12,500	$50,000	Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars Suite 1200 Los Angeles, CA 90067 Attention: Ronald L. Fein Fax No. (310) 228-5788
Gail Toibb Carrier	656 26th Street Manhattan Beach, CA 90266 (310) 796-9419	50	25,000	12,500	$50,000	Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars Suite 1200 Los Angeles, CA 90067 Attention: Ronald L. Fein Fax No. (310) 228-5788
Scott M. & Cheryl L. Hergott Living Trust 2003	209 Satin Mist Court Las Vegas, NV 89144 Fax no. (702) 360-7306	50	25,000	12,500	$50,000	Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars Suite 1200 Los Angeles, CA 90067 Attention: Ronald L. Fein Fax No. (310) 228-5788
Howard Smuckler	7530 Graystone Drive West Hills, CA 91304 Fax no. (818) 884-6197	25	12,500	6,250	$25,000	Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars Suite 1200 Los Angeles, CA 90067 Attention: Ronald L. Fein Fax No. (310) 228-5788
HLTGT LLC	6355 Topanga Canyon Blvd Suite 335 Woodland Hills, CA 91367 Fax no. (818) 883-0858	300	150,000	75,000	$300,000	Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars Suite 1200 Los Angeles, CA 90067 Attention: Ronald L. Fein Fax No. (310) 228-5788
(1)	(2)	(3)	(3a)	(4)	(6)	(7)

Buyer	Address and Facsimile Number	Aggregate Number of Shares	Number of Conversion Shares	Number of Series R Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number
Toibb Investment LLC	6355 Topanga Canyon Blvd Suite 335 Woodland Hills, CA 91367 Fax no. (818) 883-0858	2,525	1,262,500	631,250	$2,525,000	Stutman, Treister & Glatt Professional Corporation 1901 Avenue of the Stars Suite 1200 Los Angeles, CA 90067 Attention: Ronald L. Fein Fax No. (310) 228-5788
	TOTAL for Buyers on June 21, 2005	3,000	1,500,000	750,000	$3,000,000
Buyers subsequent to June 21, 2005:
SDS Capital Group SPC, Ltd.	c/o SDS Management LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870 Attn: Steve Derby Facsimile No,: (203) 967-5851	250	125,000	62,500	$250,000
Laird Cagen	10600 North DeAnza Blvd. Suite 250 Cupertino, CA 95014 Facsimile No.: (408) 904-6085	63	31,500	15,750	$63,000
Eric McAfee	10600 North DeAnza Blvd. Suite 250 Cupertino, CA 95014 Facsimile No.: (408) 904-6085	62	31,000	15,500	$62,000
CAMOFI Master LDC	Registered Address: P.O. Box 32021 SMB Anchorage Centre 2nd Floor Grand Cayman, Cayman, BWI Local (certificate delivery): c/o Centrecourt Asset Management 830 Third Ave, 14th Fl. NY, NY 1022 Attn: Jeffrey M. Haas Facsimile No.: (212) 922-2081	350	175,000	87,500	$350,000
Corsair Capital Partners, L.P.	350 Madison Ave., 9th Fl. New York, NY 10017 Facsimile No. (212) 389-8259	425	212,500	106,250	$425,000
Corsair Capital Investors, Ltd.	350 Madison Ave., 9th Fl. New York, NY 10017 Facsimile No. (212) 389-8259	58	29,000	14,500	58,000
Corsair Capital Partners 100, L.P.	350 Madison Ave., 9th Fl. New York, NY 10017 Facsimile No: (212) 389-8259	17	8,500	4,250	17,000
	TOTAL for Buyers subsequent to June 21, 2005:	1,225	612,500	306,250	$1,225,000

EXHIBITS

Exhibit A Form of Series R Warrants

Exhibit B Registration Rights Agreement

Exhibit C Form of Irrevocable Transfer Agent Instructions

Exhibit D-1 Form of Outside Company Counsel Opinion

Exhibit E Form of Secretary's Certificate

Exhibit F Form of Officer's Certificate

Exhibit G Certificate of Designations

EXHIBIT D-1

OPINION OF COUNSEL TO THE COMPANY

        The opinion of Hodgson Russ LLP, counsel to the Company, to be delivered pursuant to Section 7(a)(iii) of this Agreement shall be substantially to the effect that:

1.	The Company is a corporation validly existing under the General Corporation Law of the State of Delaware and is in good standing.

2.	The Company has the requisite corporate power under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company to own its properties and to conduct its business as described in the Exchange Act Documents and the Amended and Restated Private Placement Memorandum and to execute, deliver and to perform its obligations under the Agreement.

3.	Minrad Inc. is a corporation validly existing under the General Corporation Law of the State of Delaware and is in good standing.

4.	Minrad Inc. has the corporate power under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of Minrad Inc. to own its properties and to conduct its business as described in the Exchange Act Documents and the Amended and Restated Private Placement Memorandum.

5.	The Company is duly qualified to transact business as a foreign corporation in and is in good standing in the States of [·]. To such counsel's knowledge, there is no other state in which the ownership or lease by the Company of property or the conduct by the Company of business would, if such state applied the principles applied under the General Corporation Law of the State of Delaware to determine whether a corporation organized under the law of another state must qualify to transact business as a foreign corporation in the State of Delaware, require the Company to qualify to transact business as a foreign corporation.

6.	Minrad Inc. is duly qualified to transact business as a foreign corporation in and is in good standing in the States of [·]. To such counsel's knowledge, there is no other state in which the ownership or lease by Minrad Inc. of property or the conduct by Minrad Inc. of business would, if such state applied the principles applied under the General Corporation Law of the State of Delaware to determine whether a corporation organized under the law of another state must qualify to transact business as a foreign corporation in the State of Delaware, require Minrad Inc. to qualify to transact business as a foreign corporation.

7.	The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.25 per share, of which 15,000 are designated Series A Convertible Preferred Stock.

8.	The Shares to be received by the Investors pursuant to the Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and free and clear of any and all liens, charges, and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or any Exchange Act Report Agreement.

9.	The Warrant Shares have been duly authorized and, upon the issuance and delivery against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and free and clear of any and all liens, charges, and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or any Exchange Act Report Agreement. A number of shares of Common Stock sufficient to meet the Company's obligations to issue Warrant Shares upon full exercise of the Warrants have been duly reserved by the Company.

10.	The Conversion Shares have been duly authorized and, upon the issuance and delivery against payment therefor in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid, and non assessable, and free and clear of any and all liens, charges, and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or any Exchange Act Report Agreement. A number of shares of Common Stock sufficient to meet the Company's obligations to issue Conversion Shares upon full exercise of the Shares have been duly reserved by the Company.

11.	The outstanding shares of capital stock of Minrad Inc. have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record and, to the knowledge of such counsel, beneficially by the Company free and clear, to the knowledge of such counsel, of any lien, encumbrance, equity or claim.

12.	The Merger Agreement and Plan of Exchange dated July 16, 2004, as amended August 24, 2004, among Technology Acquisition Corporation, a Nevada corporation, Technology Acquisition Subsidiary, Inc., a Delaware corporation, and Minrad Inc. was duly authorized and approved by Minrad Inc.

13.	To the knowledge of such counsel, there is no outstanding right (including, but not limited to, any preemptive right), warrant or option to acquire, and no instrument convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in Minrad Inc. and no contract, commitment, agreement, understanding or arrangement of any kind to which the Company or Minrad Inc. is a party and that provides for the issuance or sale of any capital stock of Minrad Inc., any such convertible or exchangeable instrument or any such right, warrant or option.

14.	The Transaction Documents have been duly authorized by all necessary corporate action by the Company and have been executed and delivered by the Company, and the Certificate of Designations has been properly filed with the Secretary of State of the State of Delaware and has become effective under the DGCL. The rights, preferences and privileges of the Shares are as stated in the Certificate of Designations.

15.	The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

16.	To the knowledge of such counsel, except as set forth in the Agreement or the Exchange Act Documents there is no (a) outstanding warrant or option to acquire, and no instrument convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company and no contract, commitment, agreement, understanding or arrangement of any kind to which the

Company is a party and that provides for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable instrument or any such warrant or option, or (b) preemptive right, co-sale right, registration right, right of first refusal or similar right with respect to the issuance and sale of the Shares, Conversion Shares, Warrants or Warrant Shares and the registration of the Shares and Warrant Shares. Neither the sale of the Shares and Warrants pursuant to the Agreement nor the registration of the sale of Shares and Warrant Shares violates any such rights.

17.	The execution and delivery of the Agreement and the Warrants and the consummation of the transactions contemplated thereby (including, but not limited to, the issuance of the Shares, the sale of the Shares and the Warrants, and the fulfillment of the terms of the Agreement and Warrants) will not (a) violate (i) any statute, rule or regulation of the State of New York, or any United States federal statute, rule or regulation, normally applicable to transactions of the type contemplated by the Agreement or (ii) to the knowledge of such counsel, any order of any court, regulatory body, administrative agency or other governmental body applicable to the Company, any Subsidiary or any of the properties of the Company or any Subsidiary, (b) conflict with, breach or constitute a default under any contract, indenture, mortgage, deed of trust or other agreement or instrument identified in the Exchange Act Reports as one to which the Company or any Subsidiary is a party, by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or (c) result in or require the creation of any lien, security interest or other charge or encumbrance under the Exchange Act Report Agreements.

18.	To the knowledge of such counsel, there is no approval, consent, order, authorization, designation, declaration or filing by or with any court, regulatory body, administrative agency or other governmental body necessary in connection with the execution and delivery by the Company of the Agreement and the consummation of the transactions contemplated thereby that has not been obtained and is not in full force and effect, except any such approval, consent, authorization, designation, declaration, or filing required by any securities or Blue Sky statute of any state in connection with the offer and sale of the Shares, Conversion Shares, Warrants or Warrant Shares, or by any United States federal or securities statute with respect to the Company's obligations under Sections 8 and 10 of the Agreement.

19.	The offer and sale of the Shares and the Warrants to the Investors in accordance with the Agreement and the Certificate of Designations, as applicable, and the issuance of the Conversion Shares and the Warrant Shares in accordance with the Transaction Documents constitute transactions exempt .from the registration requirements of the Securities Act.

20.	To our knowledge, there is not pending against the Company before any court or administrative agency or overtly threatened in writing any action, proceeding or investigation that questions the validity of the Agreement or any of the transactions contemplated thereby.

21.	The Company is not, and will not become as a result of the consummation of the transactions contemplated by the Agreement and the application of the net proceeds of the sale of the Shares and Warrants thereunder, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

22.	The conditions for use by the Company of a registration statement on Form SB-2, set forth in the General Instructions thereto, have been satisfied.

23.	The Exchange Act Documents, when filed, complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

In addition to the matters set forth above, such opinion shall also include a confirmation to the effect that, although such counsel is not passing upon, has not undertaken to verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in any of the Exchange Act Documents or the Amended and Restated Private Placement Memorandum, nothing has come to the attention of such counsel that would cause such counsel to believe that the Exchange Act Documents and the Amended and Restated Private Placement Memorandum, taken as a whole, as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements therein).

SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 3(a)

Minrad International, Inc. - Subsidiaries

Minrad Inc., a Delaware corporation ( 100.0% owned by Minrad International, Inc.)

Minrad EU, a corporation under the law of France (100.0% owned subsidiary of Minrad Inc.)

Schedule 3(e)

Minrad International, Inc.

Consents

None.

Schedule 3(g)

Minrad International, Inc.

Placement Agents, Finders and Fees

Chadbourne Securities, Inc.

-

A cash fee equal to the difference between (X) 10% of the aggregate purchase price paid by all investors who purchase securities in the current offering, and (Y) the placement agent fee payable by Minrad to KeyBanc under the KeyBanc Agreement.

-

Investment warrants for an amount of common stock equal to 10% of the number of shares sold in the current offering, exercisable at a price equal to the per share price paid by investors in the current offering, for seven years from the date of the closing of the current offering and shall contain a cashless or net exercise provision.

KeyBanc Capital Markets (KCM)

-

Placement Agent fee paid in cash at Closing equal to 9% of the aggregate purchase price paid by all investors. In addition, Minrad shall reimburse KCM for all reasonable travel, legal and other out of pocket expenses incurred in fund raising. The aggregate amount shall not exceed $225,000 without prior Minrad approval.

Biscayne Capital Markets, Inc.(BCMI)

-	BCMI will act solely as a finder and be paid the cash sum equal to 5% of all funds raised through any buyer introduced to Minrad. In addition to the cash fee,

-	BCMI shall be granted common stock purchase warrants in an amount equal to 5% of the amount granted to investors. found by BCMI.

-	The cash fees and warrants paid to BCMI will be deleted from the portion of cash fees and warrants earned by Chadbourne Securities, Inc.

Schedule 3(l)

Minrad International, Inc.

SEC - Absence of Certain Changes

Since the date of Minrads most recent SEC document filing (Form 10-QSB for the quarter ended March 31, 2005 filed on May 13, 2005) there has been no material adverse change and no material adverse development which constitutes a Material Adverse Effect.

Schedule 3(n)

Minrad International, Inc.

SEC - Conduct of Business: Regulatory Permits

On or about February 15, 2005, the Company's stock was temporarily suspended from OTC Bulletin Board trading based on the mistaken belief that Company was required to file a Form 10-QSB quarterly report for the period ending December 31, 2005. When the NASD was shown that the Company had announced the change of its fiscal year under Item 5.03 of its Form 8-K/A filed on January 19, 2005, the NASD promptly reinstated the Company to OTC Bulletin Board trading.

Minrad is not currently in violation of any rules, regulations or requirements of the Principal Market, nor any violation listed in section 3(n).

Schedule 3(p)

Minrad International, Inc.

Sarbanes-Oxley Act

Minrad is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a material adverse effect.

Schedule 3(q)

MINRAD International, Inc.

Transactions With Affiliates

DUE TO AFFILIATES:

(Current Balance as of 4/30/05 in thousands of dollars)	Current Balance

1) BioSight, Inc.	$ 160

     As per an agreement dated January 3, 2005, MINRAD INC would repay BioSight Inc. in 14 monthly payments of $11,395 beginning 5/01/2005. As of this date no monthly payments have been made.

2) BioVision Inc.	$ 92

      As per an agreement dated January 3, 2005, MINRAD INC would repay BioVision Inc. in 4 monthly payments of $22,150 beginning 1/01/2005. As of this date no monthly payments have been made.

3) Kevin Kimberlin Partners LLC.	$ 28

Refer to attached schedule for Affiliated stock options and restricted stock.

Schedule 3(r)

Minrad International, Inc.

Equity Capitalization

(i) - None.

(ii) (a) Summary of Shares Reserved for Options and Director Shares as of 05/25/2005

Vested Options as of 5/25/05	1,072,997
Unvested Options as of 5/25/05	1,864,920
TOTAL GRANTED	2,937,917
TOTAL EXERCISED	35,000
DIRECTED (MILESTONE) OPTIONS	1,690,000

OPEN FOR POSSIBLE FUTURE ISSUANCE	2,507,583
TOTAL OPTIONS RESERVED- EMPLOYEES	7,170,500

SHARES RESERVED FOR DIRECTORS	50,000

SHARES RESERVED -OPTIONS & DIRECTORS	7,220,500

     (b) Warrants:

Minrad

Summary of Warrants

As of 6/1/05

		Expiration				Extended
	Date Issued	Date	Price	Warrant	Total	Value

Bill Dioguardi	5/2/00	5/2/10	$1.15	1	19,323	$22,221.45
SpencerTrask Specialty	5/2/00	5/2/10	$1.15	8	22,500	$25,875.00
ST Holdings	5/2/00	5/2/10	$1.15	15	64,999	$74,748.85
Bill Dioquardi	5/2/00	5/2/10	$1.15	16	26,175	$30,101.25
Don Farley	5/2/00	5/2/10	$1.15	18	19,630	$22,574.50
ST Holdings	5/2/00	5/2/10	$1.15	30	64,999	$74,748.85
ST Holdings	5/2/00	5/2/10	$1.15	33	60,630	$69,724.50
Bill Dioquardi	5/2/00	5/2/10	$1.15	41	4,207	$4,838.05
Don Farley	5/2/00	5/2/10	$1.15	43	2,442	$2,808.30
ST Securities Inc.	5/2/00	5/2/10	$1.15	47	19,278	$22,169.70
ST Specialty	5/2/00	5/2/10	$1.15	59	260,870	$300,000.50
ST Specialty- Duplicate Voided	5/2/00	5/2/10	$1.15	60	0	$0.00
ST Private Equity I	5/2/00	5/2/10	$1.15	61	182,609	$210,000.35
ST Private Equity I	5/2/00	5/2/10	$1.15	62	78,261	$90,000.15
ST Specialty	5/2/00	5/2/10	$1.15	63	434,783	$500,000.45
ST Specialty	5/2/00	5/2/10	$1.15	64	21,739	$24,999.85
ST Specialty	5/2/00	5/2/10	$1.15	65	6,522	$7,500.30
Various other Individuals	5/2/00	5/2/10	$1.15	Various	50,620	$58,213.00
Sub Total @ $1.15					1,339,587

New England Partners Capital, L.P.	12/17/04	12/17/07	$1.00	80	475,000	$475,000.00

K Kimberlin Partners LP.	8/10/01	8/9/08	$1.00	53	1,000,000	$1,000,000.00
K Kimberlin Partners LP.	11/2/01	8/9/08	$1.00	57	1,000,000	$1,000,000.00
K Kimberlin Partners LP.	12/20/01	8/9/08	$1.00	58	500,000	$500,000.00

K Kimberlin Partners LP.	10/1/04	9/30/09	$0.75	86	50,000	$37,500.00
K Kimberlin Partners LP.	11/1/04	10/30/09	$0.75	87	50,000	$37,500.00
K Kimberlin Partners LP.	12/1/04	11/30/09	$0.75	88	50,000	$37,500.00
K Kimberlin Partners LP.	1/1/05	12/30/09	$0.75	89	50,000	$37,500.00
K Kimberlin Partners LP.	2/1/05	1/31/10	$0.75	90	50,000	$37,500.00
K Kimberlin Partners LP.	3/1/05	2/28/10	$0.75	93	50,000	$37,500.00
K Kimberlin Partners LP.	4/1/05	3/31/10	$0.75	94	50,000	$37,500.00
K Kimberlin Partners LP.	5/1/05	4/30/10	$0.75	95	50,000	$37,500.00
K Kimberlin Partners LP.	6/1/05	5/31/10	$0.75	96	50,000	$37,500.00

CMCP Investment Warrants @ $1.25	12/15/04	12/15/11	$1.25	66 thru 75	320,108	$400,135.00

CMCP Invt W @ $1.75 pre-merger	12/15/04	12/15/11	$1.75	76 thru 79	58,526	$102,420.50

CMCP Invt W @ $1.75post-merger	1/31/05	1/31/12	$1.75	81 thru 85	32,171	$56,299.25

Bridge Notes of $2.5M	2/8/05	1/31/10	$1.75	91 & 92	375,000	$656,250.00

Total O/S Warrants					5,550,392	$6,068,129.80

(iii) See Schedule 3(s) for full list

(iv) Financing - see Schedule 3(s) and 10-KSB Note 7 as of 12/31/04, See Schedule 3(t)

(v) Registration Rights:

Minrad

Shares To Be
Registered
Officers & Directors
William Burns	3,334
Robert Lifeso	29,151
Donald Farley	146,667
John McNeirney	889
Kirk Kamsler	1,556
Subtotal	181,597

Related Parties
Lincoln Partners	294,195
New England Partners	3,505,392
Tobin Family Trust	500,000
Laird Cagan	786,358
ICA	0
Eric McAfee	250,000
CMCP	0
Subtotal	5,335,945

$1.25 Investors	3,201,084
$1.75 Investors	906,960
Options Excercised	25,000
Others Converted	314,101
Total Shares to be Registered	9,964,686

Underlying Current Warrants (B)
CMCP & all associated	365,152
Tobin Trust & ICA	420,653
Total Shares Underlying Warrants to be Registered	785,805

Total Shares To be Registered - before conversion	10,750,491

Possible Conversion of $2.5 Notes @ $1.75	1,428,571

Total Shares To be Registered	12,179,012

Note: In addition, Chadbourn Securities, Inc. will have the right to have registered a number of shares of Common Stock equal to 10% of the Shares to be sold in this offering, which shares of Common Stock are issuable upon the exercise of warrants to by issued by the Company to Chadbourn Securities, Inc. upon consummation of the offering.

(vi) None

(vii) None

(viii) None

(ix) None

Schedule 3(s)

MINRAD International, Inc.

Indebtedness & Contracts

There have been no material changes to the "Indebtedness" since the filing of the 10-QSB as of 3/31/2005.

DEMAND NOTES PAYABLE:
(Current Balance as of 4/30/05 in thousands of dollars)	Current Balance
1) Convertible Promissory Note - Laird Cagan
(refer to 10-QSB, Note 4 as of 3/31/2005 for detailed material terms)	Original Note	$1,000
	Note Discount	(262)
	Net Note Balance	$738

2) Convertible Promissory Note -Tobin Family Trust
(refer to 10-QSB, Note 4 as of 3/31/2005 for detailed material terms)	Original Note	$1,500
	Note Discount	(393)
	Net Note Balance	$1,107

3) Wachovia Bank, N.A.		$998
(refer to 10-KSB, Note 6 as of 12/31/2005 for detailed material terms)

LONG TERM DEBT:
(Current Balance as of 4/30/05 in thousands of dollars)	Current Balance
4) Bayview Loan Servicing
(refer to 10-KSB, Note 7 as of 12/31/2005 for detailed material terms)	$794

5) Buffalo and Erie County Regional Development Corp.	$43
(refer to 10-KSB, Note 7 as of 12/31/2005 for detailed material terms)

Above excludes MINRAD Inc. note payable of $1,322,500.00 at 6% per annum interest, to it's parent, MINRAD International, Inc. which is eliminated in the Consolidated Balance Sheet.

Schedule 3(t)

Minrad International, Inc.

Litigation

H.T. Lyons Inc. (Lyons)

     On December 10, 2004 a Notice of Mechanics Lien claim for $86,902 was filed on behalf of H.T. Lyons in the Court of Common Pleas of Northhampton County, Pennsylvania. This claim relates to process-piping work performed by Lyons at Minrad's manufacturing plant in Bethlehem, PA. Minrad's position is that the work was never fully completed as agreed to in the contract signed by the parties. Subsequently a Civil Action against Minrad was filed by Lyons on February 1, 2005. The parties have recently verbally agreed to a $75,000.00 settlement which has not yet been formalized nor paid. Minrad has fully recorded the $75,000.00 settlement in accounts payable and it is reflected in the Balance Sheet of our 10-QSB for the quarter ended March 31, 2005.

Schedule 3(x)

Minrad International

Intellectual Property

     Reference is made to the information contained in "Item 1.     Description of Business" under the caption "United States Approvals for our Business" in the Minrad International, Inc. Form 10-KSB Report for the period ended December 31, 2005, for disclosure of all of the Company's U.S. acceptances, approvals and patents.

Schedule 3(w)

Minrad International, Inc.

Liens on Real and Personal Property

          (1)     Mortgage and Security Agreement, dated October __, 2001, between Minrad Inc. and Interbay Funding, LLC, relating to 3950 Schelden Circle, Bethlehem, PA 18017-936 and all personal property located there.

          (2)     Second Mortgage and Security Agreement, to be entered into between Minrad Inc. and Laird Cagan and the Tobin Family Trust as holders of Convertible Promissory Notes of Minrad International, Inc., relating to 3950 Schelden Circle, Bethlehem, PA 18017-936 and all personal property located there/

Schedule 4(m)

Minrad International, Inc.

         The Company currently has outstanding an offer of employment to a candidate to fulfill the position of Vice President of Regulatory Affairs, which may be accepted during the period prior to the Closing.